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                                   DOCUMENT 1
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                        ONTARIO SUPERIOR COURT OF JUSTICE
                                      ORDER






                                       4



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                                                            File No. 03-CL-4910



                                    ONTARIO
                           SUPERIOR COURT OF JUSTICE
                               (COMMERCIAL LIST)


THE HONOURABLE                      ) THURSDAY, THE 24TH DAY OF
                                    )
MR. JUSTICE FARLEY                  ) APRIL, 2003



                   IN THE MATTER OF AN APPLICATION under section 192 of the CANADA BUSINESS CORPORATIONS ACT, being R.S.C. 1985, c. C-44.

                   AND AN APPLICATION under Rule 14.05(2) and Rule 14.05(3)(f) of the RULES OF CIVIL PROCEDURE,

                   AND IN THE MATTER OF a proposed plan of arrangement involving ImagicTV Inc.

                                  IMAGICTV INC.

                                                                    Applicant

APPLICATION UNDER the CANADA BUSINESS CORPORATIONS ACT, R.S.C. 1985, c. C-44,
s. 192 and Rule 14.05 of the RULES OF CIVIL PROCEDURE.


                                      ORDER

      THIS APPLICATION, made by the Applicant for an order approving and sanctioning a plan of arrangement of the Applicant proposed pursuant to section 192 of the CANADA BUSINESS CORPORATIONS ACT (the "CBCA"), was heard this day, at 393 University Avenue, Toronto, Ontario.

      ON NOTICE having been duly given to all affected securityholders of the Applicant.

      ON READING the Affidavit of Jeffrey P. White sworn March 20, 2003 and the Supplementary Affidavit of Jeffrey P. White sworn April 23, 2003; and on hearing the submissions of counsel for the Applicant and the submissions of counsel for Alcatel, no one


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appearing for the Director appointed pursuant to the CBCA or any other affected securityholders of the Applicant although properly served; and upon it appearing that the terms and conditions of the proposed plan of arrangement, including those affecting the rights and interests of shareholders, are fair and reasonable and ought to be approved.

       AND UPON BEING ADVISED that the securities to be issued pursuant to the Arrangement will be issued without registration under the U.S. Securities Act of 1933 in reliance on the exemption from registration provided by Section 3(a)(10) of the U.S. Securities Act of 1933 based on this Order and the court's findings herein:

1.     THIS COURT DECLARES that the plan of arrangement of the Applicant (the

"Arrangement") is an arrangement within the meaning of section 192 of the CBCA.


2.     THIS COURT DECLARES that the Notice of Special Meeting, as referred to in the interim order of the Honourable Mr. Justice Ground dated March 21, 2003

(the "Interim Order"), was duly given to the parties entitled to vote thereat,

and that the ImagicTV Meeting (as that term is defined in the Interim Order)

was duly convened and was conducted in accordance with the Interim Order, the

CBCA, NI 54-101 and the Applicant's by-laws.


3.     THIS COURT DECLARES that the Arrangement has been approved by ImagicTV

Securityholders (as that term is defined in the Interim Order) representing more than two-thirds of the votes cast by the ImagicTV Securityholders of record as of the record date of the ImagicTV Meeting, being March 24, 2003,

present in person or represented by proxy at the ImagicTV Meeting.


4.     THIS COURT DECLARES that the Arrangement is fair and reasonable.


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5.      THIS COURT DECLARES that the Arrangement is hereby approved pursuant to section 192 of the CBCA.








                                     [SIGNATURE]
                                     ----------------------------------------
                                     L. REGISTRAR



                                     ENTERED AT/INSCRIT A TORONTO
                                     ON / BOOK NO:
                                     LE/DANS LE REGISTRE NO:
                                         APR 24 2003
                                     PER/PAR:  JF
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THE MATTER OF a proposed plan of arrangement involving ImagicTV Inc.


IMAGICTV            Applicant                       Court File No. 03-CL-4910

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                                                     ONTARIO
                                            SUPERIOR COURT OF JUSTICE
                                                (COMMERCIAL LIST)

                                           Proceeding Commenced at Toronto


                                        ---------------------------------------

                                                       ORDER

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                                           MCCARTHY TETRAULT LLP
                                           Box 48, Suite 4700
                                           Toronto Dominion Bank Tower
                                           Toronto, Ontario M5K 1E6

                                           Geoff R. Hall
                                           Tel. (416) 601-7856
                                           Fax  (416) 601-8246
                                           Law Society No. 34701 O

                                           John A. Dent
                                           Tel.  (416) 601-8266
                                           Fax   (416) 601-8246
                                           Law Society No. 46844U

                                           Solicitors for the Applicant